                                5,000,000 SHARES

                             CTB INTERNATIONAL CORP.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT


                                                         ________________, 1997

DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION
GEORGE K. BAUM & COMPANY
CHASE SECURITIES INC.
     As representatives of the
         several underwriters
         named in Schedule I hereto
         c/o   Donaldson, Lufkin & Jenrette
                 Securities Corporation
                 277 Park Avenue
                 New York, New York 10172

Dear Ladies and Gentlemen:

                  CTB International Corp., a Delaware corporation (the "Company"), proposes to sell an aggregate of 5,000,000 shares of common stock, par value $.01 per share, of the Company (the "Firm Shares"), to the several underwriters named in Schedule I hereto (the "Underwriters"). The stockholders of the Company named in Schedule II hereto (collectively, the "Selling Stockholders"), severally propose to sell to the several Underwriters not more than 750,000 additional shares of common stock, par value $.01 per share, of the Company (the "Additional Shares"), if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are herein collectively called the Shares. The shares of common stock of the Company to be outstanding after giving effect to the transactions contemplated hereby are hereinafter referred to as the Common Stock. The Company and the Selling Stockholders are hereinafter collectively called the Sellers. CTB, Inc., a wholly-owned subsidiary of the Company, is hereinafter called CTB.

                  All or a substantial portion of the proceeds from the sale of the Firm Shares will be used to repay indebtedness incurred in connection with
(i) the acquisition of all of the assets of the Grain Systems Division (the "Grain Division") of Butler Manufacturing Company, a Delaware corporation ("Butler"), by CTB (the "Butler Acquisition"), and (ii) the acquisition of all of the issued shares in the share capital of Fancom Holding B.V., a Netherlands corporation ("Fancom"), by Chore-Time Brock Holding B.V., a Netherlands corporation ("CTB Holding") (the "Fancom Acquisition" and collectively with the Butler Acquisition, the "Acquisitions"). The Butler Acquisition was effected pursuant to the Asset Purchase Agreement, dated as of March 31, 1997, between Butler and CTB (the "Butler Acquisition Agreement"). The Fancom Acquisition was effected pursuant to the Share Purchase Agreement, dated as of May 1, 1997, by and among CTB Holding, Fancom and each of the Selling Shareholders identified on the first page thereof (the "Fancom Acquisition Agreement"). The Butler Acquisition Agreement and all related agreements and documents and the Fancom Acquisition Agreement and all related agreements and documents are collectively referred to herein as the Transaction Documents.

                  Prior to or concurrently with the issuance and sale of the Firm Shares, the Company will (i) redeem 15,000 shares of the outstanding 6% Series A Preferred Stock of the Company (the "Existing Preferred Stock") at a redemption price of $1,000 per share (the "Redemption") and (ii) exchange (the "Exchange") 9,069 of the Existing Preferred Stock for ________ shares of common stock, par value $.01 per share (the "Common Stock"), of the Company, in each case pursuant to a certain agreement (the "Exchange/Redemption Agreement").

                  1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Act"), a registration statement on Form S-1 including a prospectus relating to the Shares, which may be amended. The registration statement as amended at the time when it becomes effective, including a registration statement (if any) filed pursuant to Rule 462(b) under the Act increasing the size of the offering registered under the Act and any other post-effective amendment to the registration statement and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the Registration Statement; and the prospectus in the form first used to confirm sales of Shares is hereinafter referred as the Prospectus.

                  2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a price per share of $______ (the "Purchase Price") the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

                  On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) each Selling Stockholder agrees, severally and not jointly, to sell the number of Additional Shares set forth opposite such Selling Stockholder's name in Schedule II, and
(ii) the Underwriters shall have the right to purchase, severally and not jointly, up to an aggregate 750,000 Additional Shares from such Selling Stockholders at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof. The date specified in any such notice shall be a business day (i) no earlier than the Closing Date (as


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
hereinafter defined), (ii) no later than ten business days after such notice has been given and (iii) no earlier than two business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Selling Stockholders the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Selling Stockholders as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

                  The Sellers hereby agree, severally and not jointly, and the Company shall, concurrently with the execution of this Agreement, deliver an agreement executed by (i) each of the directors and officers of the Company who is a stockholder and not a Selling Stockholder, and (ii) each other stockholder listed on Annex I hereto, pursuant to which each such person agrees, not to offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of any common stock of the Company or any securities convertible into or exercisable or exchangeable for such common stock or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any such common stock, except to the Underwriters pursuant to this Agreement, for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period (i) the Company may grant stock options pursuant to the Company's existing stock option plan and (ii) the Company may issue shares of its common stock upon the exercise of an option or warrant.

                  3. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

                  4. Delivery and Payment. Delivery to the Underwriters of and payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on the third or fourth business day unless otherwise permitted by the Commission pursuant to Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the "Closing Date") following the date of the initial public offering, at such place as you shall designate. The Closing Date and the location of delivery of and the form of payment for the Firm Shares may be varied by agreement between you and the Company.

                  Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as you shall designate at 10:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 (an "Option Closing Date"). Any such Option Closing Date and the location of delivery of and the form of payment for such Additional Shares may be varied by agreement between you and the Sellers.

                  Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the


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Closing Date or an Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the applicable Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or the applicable Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the respective Sellers, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by wire transfer of immediately available funds to the order of the applicable Sellers.

                  5. Agreements of the Company. The Company agrees with you:

                  (a) To use its reasonable best efforts to cause the Registration Statement to become effective at the earliest possible time.

                  (b) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment to it becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iv) of the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (c) To furnish to you, without charge, two signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

                  (d) Not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its reasonable best efforts to cause the same to become promptly effective.

                  (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period (prior to nine months after the date of the Prospectus) as in the


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
opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish to each Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

                  (f) If during the period specified in paragraph (e) any event shall occur as a result of which, in the opinion of counsel for the Underwriters it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

                  (g) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification, provided that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

                  (h) To mail and make generally available to its stockholders as soon as reasonably practicable an earnings statement covering a period of at least twelve months after the effective date of the Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11 (a) of the Act.

                  (i) During the period of five years after the date of this Agreement, (i) to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of its Common Stock a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of stockholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the


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
close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

                  (j) During the period referred to in paragraph (i), to furnish to you as soon as available a copy of each report or other publicly available information of the Company mailed to the holders of Common Stock or filed with the Commission and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

                  (k) To pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (e), (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph (e), (iii) the printing and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Shares (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery), (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states (including in each case the fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto not to exceed $25,000), (v) the filing fees incident to securing any required review by the Corporate Financing Department of NASD Regulation, Inc. (the "NASDR") of the terms of the sale of the Shares and the fees, disbursements and expenses for counsel for the Underwriters in connection with the securing of any required review by the NASDR of the terms of the sale of the Shares, (vi) the listing of the Shares on the Nasdaq National Market, (vii) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom Shares may be sold and
(viii) the performance by the Sellers of their other obligations under this Agreement.

                  (l) To use its best efforts to maintain the inclusion of such Common Stock in the Nasdaq National Market (or on a national securities exchange) for a period of five years after the effective date of the Registration Statement.

                  (m) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

                  6. Representations and Warranties of the Company and CTB. The Company and CTB jointly and severally represent and warrant to each Underwriter that:

                  (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.


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
                  (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                  (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, and each Registration Statement filed pursuant to Rule 462(b) under the Act, if any, complied when so filed in all material respects with the Act; and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) The Company and each of its significant subsidiaries as defined in Rule 405 under the Act (the "Significant Subsidiaries") has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

                  (e) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's Significant Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except as described in the Registration Statement.

                  (f) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.


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
                  (g) The authorized capital stock of the Company, including the Common Stock, conforms as to legal matters to the description thereof contained in the Prospectus.

                  (h) Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its respective charter or by-laws or (ii) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture, lease or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, except where such default would not have a Material Adverse Effect.

                  (i) The execution, delivery and performance of this Agreement by the Company and CTB, compliance by the Company and CTB with all the provisions hereof and the consummation of the transactions contemplated hereby and the consummation of the Exchange and the Redemption will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states and except as would not have a Material Adverse Effect) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, (i) any of the respective charters or by-laws of the Company or any of its subsidiaries, (ii) any agreement, indenture or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound except as would not have a Material Adverse Effect, or (iii) violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company or any of its subsidiaries or their respective property except as would not have a Material Adverse Effect.

                  (j) This Agreement has been duly authorized, executed and delivered by the Company and CTB and is a valid and binding agreement of the Company and CTB, enforceable against the Company and CTB in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the rights of creditors generally, by general principles of equity and except as rights to indemnity and contribution hereunder may be limited by applicable law.

                  (k) Except as otherwise set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any of their respective property is the subject, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated, except as would not have a Material Adverse Effect. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

                  (l) None of the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any federal or state law relating to discrimination in the hiring, promotion or pay of


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
employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case would have a Material Adverse Effect. The costs and liabilities of complying with Environmental Laws would not, singly or in the aggregate, have a Material Adverse Effect.

                  (m) The Company and each of its subsidiaries have such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business except where the failure to have any such permits would not, singly or in the aggregate, have a Material Adverse Effect; the Company and each of its subsidiaries have fulfilled and performed all of their obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such permit except as would not have a Material Adverse Effect.

                  (n) Except as otherwise set forth in the Prospectus or such as would not result in a Material Adverse Effect, the Company and each of its subsidiaries have good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all property and assets described in the Registration Statement as being owned by it. All leases to which the Company or any of its subsidiaries are a party are valid and binding and no default has occurred or is continuing thereunder, except as would not have a Material Adverse Effect, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not interfere with the use made by the Company or such subsidiary except as would not have a Material Adverse Effect.

                  (o) The Company and its subsidiaries maintain reasonably adequate insurance.

                  (p) The respective firm of accountants that has certified or shall certify the applicable consolidated financial statements and supporting schedules of the Company, the Company's predecessor, Butler and Fancom filed or to be filed with the Commission as part of the Registration Statement and the Prospectus are independent public accountants as required by the Act.

                  (q) The consolidated historical and pro forma financial statements, together with related schedules and notes, set forth in the Prospectus and the Registration Statement comply as to form in all material respects with the requirements of the Act. Such historical financial statements fairly present the consolidated financial position of the Company and its subsidiaries at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, in accordance with generally accepted accounting principles consistently applied throughout such periods. Such pro forma financial statements have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the transactions described in the Prospectus. The other financial information and data included in the Prospectus and in the Registration Statement, historical and pro forma, are, in all material respects, accurately


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
presented and prepared on a basis consistent with such financial statements and the books and records of the Company, the Company's predecessor, Butler and Fancom.

                  (r) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (s) No holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company, except as otherwise set forth in the Registration Statement.

                  (t) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

                  (u) Except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K of the Commission.

                  (v) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

                  (w) There is (i) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or more significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against any of them, and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against it or any of its subsidiaries except for such actions specified in clause (i) or (ii) above, which, singly or in the aggregate as would not have a Material Adverse Effect.

                  (x) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any subsidiary thereof except as otherwise disclosed in the Registration Statement.

                  (y) Each of the Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that:
(i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted


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
accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (z) the Acquisitions have been consummated in accordance with the terms of the Transaction Documents and the Company or its subsidiaries own all or substantially all of the assets of the Grain Division and the entire equity interest in Fancom.

                  (aa) The Exchange/Redemption Agreement has been duly authorized, executed and delivered by the Company and each of the other parties thereto and constitutes a valid and legally binding agreement of the Company and each of the other parties thereto, enforceable against the Company and each of the other parties thereto in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the rights of creditors generally or by general principles of equity.

                  (bb) The Company has delivered to you a true and complete copy of each of the Transaction Documents and Exchange/Redemption Agreement that have been executed and delivered prior to the date of this Agreement, together with all related agreements and all schedules and exhibits thereto, and there have been no amendments, alterations, modifications or waivers of any of the provisions of any of the Transaction Documents since their date of execution from the form in which it has been delivered to you.

                  (cc) After giving effect to the Redemption and the Exchange, no shares of Existing Preferred Stock will be outstanding.

                  (dd) The Company has filed a registration statement pursuant to Section 12(g) of the Exchange Act to register the Common Stock, has filed an application to list the Shares on the Nasdaq National Market, and has received notification that the listing has been approved, subject to notice of issuance.

                  7. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder severally represents and warrants to each Underwriter that:

                  (a) Such Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement and has, and on the Closing Date (and Option Closing Date, if applicable) will have, good and marketable title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

                  (b) Upon delivery of and payment for such Shares pursuant to this Agreement, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, lies, encumbrances, security interests and claims whatsoever.

                  (c) Such Selling Stockholder has, and on the Closing Date will have, full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such Shares in the manner provided herein, and this Agreement has been duly authorized, executed and delivered by the Selling Stockholders and is a valid and binding agreement of the Selling Stockholders enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable law.

                  (d) The power of attorney signed by such Selling Stockholder appointing David L. Horing and Don J. Steinhilber, or either one of them, as its attorney-in-fact to the extent set forth therein with regard to the transactions contemplated hereby and by the Registration Statement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder enforceable in accordance with its terms, and, pursuant to such power of attorney, such Selling Stockholder has authorized David L. Horing and Don J. Steinhilber, or either one of them, to execute and deliver on his behalf this Agreement and any other document necessary or desirable in connection with transactions contemplated hereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

                  (e) Such Selling Stockholder had not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Act, such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

                  (f) The execution, delivery and performance of this Agreement by such Selling Stockholder, compliance by such Selling Stockholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states except as would not have a Material Adverse Effect) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, (i) the organizational documents of such Selling Stockholder, if not an individual, (ii) any agreement, indenture or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or property of such Selling Stockholder is bound except as would not have a Material Adverse Effect, or (iii) violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to such Selling Stockholder or property of such Selling Stockholder except as would not have a Material Adverse Effect.

                  (g) Such parts of the Registration Statement under the caption "Principal Stockholders" which specifically relate to such Selling Stockholder do not, and will not on the Closing Date (and any Option Closing Date, if applicable), contain any untrue statement if a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading.

                  (h) At any time during the period described in paragraph 5(e) hereof, if there is any change in the information referred to in paragraph 7(g) above, the Selling Stockholders will immediately notify you of such change.

                  8. Indemnification. (a) The Company and CTB, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriters furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use therein. Each Selling Stockholder severally agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as to the foregoing indemnity from the Company and CTB, but only with reference to information furnished to the Company by or on behalf of the Selling Stockholders expressly for use in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus. Notwithstanding the foregoing, the aggregate liability of any Selling Stockholder pursuant to the provisions of this paragraph shall be limited to an amount equal to the aggregate net purchase price received by such Selling Stockholder from the sale of such Selling Stockholder's Shares hereunder; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages and liabilities and judgments purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment.

                  (b) In case any action shall be brought against any Underwriter or any person controlling such Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against any indemnifying party under Section 8(a), such Underwriter shall promptly notify such indemnifying party in writing and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party and payment of all fees and expenses. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party, as the case may be, and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to an indemnifying party, as the case may be (in which case an indemnifying party shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that an indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation and that all such fees and expenses shall be reimbursed as they are incurred). No indemnifying party shall be liable for any settlement of any such action effected without its written consent, but if settled with the written consent of such indemnifying party, such indemnifying party agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement (limited in the case of Selling Stockholders as provided in Section 8(a)). Notwithstanding the immediate preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than ten business days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Stockholder and each person, if any, controlling such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the indemnifying parties under Section 8(a) to each Underwriter but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company, or any Selling Stockholder or any such person controlling such Selling Stockholder based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the indemnifying parties under Section 8(b) (except that if any such indemnifying party shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers and any person controlling the Company and the Selling Stockholders and any person controlling such Selling Stockholders shall have the rights and duties given to the Underwriter, by Section 8(b) hereof.

                  (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying parties under Section 8(a) on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying parties and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the indemnifying parties and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the indemnifying parties, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the indemnifying parties and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by an indemnifying party or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  Each of the indemnifying parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 8(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

                  (e) Each of the indemnifying parties will accept the jurisdiction of any state or federal court in the State of New York in any action, suit or proceeding which may be instituted by and Underwriter or person controlling an Underwriter asserting a claim for indemnification or contribution under or pursuant to this Section 8, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of such process shall be sent or given to such indemnifying party at the address for notices specified in Section 12 hereof.

                  9. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

                  (a) All the representations and warranties of the Company and CTB contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

                  (b) The Registration Statement shall have become effective not later than 5:00 P.M. (and in the case of a Registration Statement filed under Rule 462 (b) of the Act, not later than 10:00 p.m.), New York City time, on the date of this Agreement or at such later date and time as you may approve in writing, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

                  (c) (i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company and its subsidiaries, taken as a whole, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus there shall not have been any change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company and its subsidiaries from that set forth in the Registration Statement and Prospectus, (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Registration Statement and the Prospectus, (iv) on the Closing Date you shall have received a certificate, dated the Closing Date, executed on behalf of the Company, signed by the President, Chief Executive Officer or any Vice President and a principal financial or accounting officer of the Company, confirming the matters set forth in paragraphs (a), (b), and (c) of this Section 9, and (v) on the Closing Date you shall have received a certificate, dated the Closing Date, executed on behalf of CTB, signed by the President, Chief Executive Officer or any Vice President and a principal financial or accounting officer of CTB, confirming the matters set forth in paragraph (a) of this Section 9.

                  (d) All of the representations and warranties of the Selling Stockholders contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date and you shall have received a certificate to such effect, dated the Closing Date, from each Selling Stockholder (or its attorney-in-fact).

                  (e) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Michael J. Kissane, Esq. General Counsel for the Company and CTB and counsel for certain of the Selling Stockholders, to the effect that:

                  (i) the Company and each of its Significant Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority required to carry on its business as it is currently being conducted and to own, lease and operate its properties;

                  (ii) the Company and each of its Significant Subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

                  (iii) all of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's Significant Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and to such counsel's knowledge are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except as described in the Registration Statement;

                  (iv) all the outstanding shares of Common Stock (including the Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

                  (v) the Shares to be issued and sold by the Company hereunder have been duly authorized, and when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will have been validly issued and will be fully paid and non-assessable, and the issuance of such Shares is not subject to any preemptive or similar rights;

                  (vi) this Agreement has been duly authorized, executed and delivered by the Company, CTB and each of the Selling Stockholders;

                  (vii) the Exchange/Redemption Agreement has been duly authorized, executed and delivered by the Company and each of the other parties thereto and constitutes a valid and binding agreement of the Company and each of the other parties thereto, enforceable against the Company and each of the other parties thereto in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the rights of creditors generally or by general principles of equity;

                  (viii) the authorized capital stock of the Company, including the Common Stock, conforms as to legal matters to the description thereof contained in the Prospectus;

                  (ix) the Registration Statement has become effective under the Act, and to the knowledge of such counsel, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are pending before or contemplated by the Commission;

                  (x) the statements under the captions "Risk Factors--Possible Anti-Takeover Effect of Certain Charter and By-Law Provisions", "Business--Patents and Trademarks", "Business--Product Liability and Legal Proceedings", "Business--Regulatory and Environmental Matters", "Management--Compensation Pursuant to Benefit Plans and Arrangements", "Certain Relationships and Related Transactions", "Description of Capital Stock", "Description of Credit Agreement" and "Shares Available for Future Sale" in the Prospectus and Items 14 and 15 of Part II of the Registration Statement insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

                  (xi) neither the Company nor any of its Significant Subsidiaries is (i) in violation of its respective charter or bylaws and (ii) to such counsel's knowledge, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture, lease or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, except where such default would not have a Material Adverse Effect;

                  (xii) the execution, delivery and performance of this Agreement by the Company, CTB and each Selling Stockholder, compliance by the Company, CTB and each Selling Stockholder with all the provisions hereof and the consummation of the transactions provided for hereby and the consummation of the Exchange and the Redemption will not require any consent, approval, authorization or other order of any court regulatory body, administrative agency or other governmental body (except as such may be required under the Act or other securities or Blue Sky laws and except as would not have a Material Adverse Effect) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, (i) the charter or by-laws of the Company, CTB or any of their subsidiaries, (ii) any agreement, indenture or other instrument, known to such counsel, to which the Company, CTB or any of their subsidiaries, or any Selling Stockholder is a party or by which the Company, CTB or any of their subsidiaries, or any Selling Stockholder or their respective properties are bound except as would not have a Material Adverse Effect, or (iii) violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, CTB or any of their subsidiaries, or any Selling Stockholder or their respective properties, except as would not have a Material Adverse Effect;

                  (xiii) such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its Significant Subsidiaries is a party or to which any of their respective property is subject which is required to be described in the Registration Statement or the Prospectus and is not so described, or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required;

                  (xiv) except as disclosed in the Prospectus, to such counsel's knowledge, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company;

                  (xv) Such counsel has no reason to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus and any supplement or amendment thereto contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case such counsel need express no belief with respect to the financial statements or other financial or statistical data contained in the Registration Statement or the Prospectus;

                  (xvi) each Selling Stockholder has full legal right, power and authority, and any approval required by law (other than any approval imposed by the applicable state securities and Blue Sky laws) to sell, assign, transfer and deliver the Shares to be sold by it in the manner provided in this Agreement;

                  (xvii) each Selling Stockholder has good and clear title to the certificates for the Shares to be sold by him and upon delivery thereof, pursuant hereto and payment therefor, good and clear title will pass to the Underwriters, severally, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever; and

                  (xviii) the power of attorney signed by such Selling Stockholder appointing David L. Horing and Don J. Steinhilber, or either one of them, as its attorney-in-fact to the extent set forth therein with regard to the transactions contemplated hereby and by the Registration Statement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder enforceable in accordance with its terms, and, pursuant to such power of attorney, each of the Selling Stockholders has authorized David L. Horing and Don
         J. Steinhilber, or either one of them, to execute and deliver on his behalf this Agreement and any other document necessary or desirable in connection with transactions contemplated hereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

                  In giving such opinion with respect to the matters covered by clause (xv) such counsel may state that his opinion and belief are based upon his participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                  The opinion of Michael J. Kissane, Esq. described in paragraph
(e) above shall be rendered to you at the request of the Company, CTB and the Selling Stockholders and shall so state therein.

                  (f) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Simpson Thatcher & Bartlett, special counsel for the Company and American Securities Partners, L.P. and ASP/CTB, L.P., each a Delaware limited partnership, to the effect that:

                  (i) the Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware and has full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus;

                  (ii) all outstanding shares of the Company's Common Stock, including the Shares, have been duly authorized, and all outstanding shares of the Company's Common Stock have been and, upon payment and delivery in accordance with this Agreement, the Shares will be, validly issued, fully paid and nonassessable;

                  (iii) each of American Securities Partners, L.P. and ASP/CTB, L.P. (each an "American Securities Partnership") is the sole registered owner of the Shares to be sold by such American Securities Partnership and each American Securities Partnership has full partnership power, right and authority to sell such Shares and, upon payment for and delivery of such Shares in accordance with this Agreement, the Underwriters will acquire all of the rights of each American Securities Partnership in the Shares to be sold by such American Securities Partnership and will also acquire their interest in such Shares free of any adverse claim (within the meaning of the Uniform Commercial Code as in effect in the State of New York);

                  (iv) the statements made in the Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute summaries of the terms of the Company's capital stock (including the Shares), constitute accurate summaries of the terms of such capital stock in all material respects;

                  (v) this Agreement has been duly authorized, executed and delivered by the Company and on behalf of each American Securities Partnership;

                  (vi) the power of attorney signed by each American Securities Partnership appointing David L. Horing and Don J. Steinhilber, or either one of them, as its attorney-in-fact to the extent set forth therein with regard to the transactions contemplated hereby and by the Registration Statement has been duly authorized, executed and delivered by or on behalf of each American Securities Partnership and is a valid and binding instrument of each American Securities Partnership enforceable in accordance with its terms and pursuant to such power of attorney, each American Securities Partnership has authorized David L. Horing and Don J. Steinhilber, or either one of them, to execute and deliver on his behalf this Agreement and any other document necessary or desirable in connection with transactions contemplated hereby and to deliver the Shares to be sold by each American Securities Partnership pursuant to this Agreement;

                  (vii) no consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to our knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law is required for the issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement, except for the registration under the Act and the Exchange Act, of the Shares, and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

                  (viii) the issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement will not conflict with or constitute a breach of any of the terms or provisions of, or result in a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified on the annexed schedule furnished to such counsel by the Company (which the Company shall have certified constitutes a list of all material agreements except as would not have a Material Adverse Effect), nor will such action violate the Certificate of Incorporation or By-Laws of the Company or any federal or New York statute or the Delaware General Corporation Law or any rule or regulation that has been issued pursuant to any federal or New York statute or the Delaware General Corporation Law or any order known to us issued pursuant to any federal or New York statute or the Delaware General Corporation Law by any governmental agency or body or court having jurisdiction over the Company or any of its subsidiaries or any of their properties;

                  (ix) the sale of the Shares by the American Securities Partnerships and the compliance by the American Securities Partnerships with all of the provisions of this Agreement will not conflict with or constitute a breach of any of the terms or provisions of, or result in a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified on the annexed schedule furnished to such counsel by the American Securities Partnerships (which the American Securities Partnerships shall have certified constitutes a list of all material agreements except as would not have a Material Adverse Effect), nor will such action violate the partnership agreements of the American Securities Partnerships or any federal or New York statute or the Delaware Uniform Limited Partnership Act or any rule or regulation that has been issued pursuant to any federal or New York statute or the Delaware Uniform Limited Partnership Act or any order known to us issued pursuant to any federal or New York statute or the Delaware Uniform Limited Partnership Act by any governmental agency or body or court having jurisdiction over the American Securities Partnerships or any of their properties;

                  (x) no consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware Uniform Limited Partnership Act or, to our knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware Uniform Limited Partnership Act is required for the sale of the Shares by the American Securities Partnerships and the compliance by the American Securities Partnerships with all of the provisions of this Agreement, except for the registration under the Act and the Exchange Act, of the Shares, and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

                  (xi) the Registration Statement has become effective under the Act and the Prospectus was filed on ___________, 1997 pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission;

                  (xii) there are no preemptive rights under federal law or under the Delaware General Corporation Law to subscribe for or purchase shares of the Company's capital stock. There are no preemptive or other rights to subscribe for or to purchase any shares of the Company's capital stock pursuant to the Company's charter or by-laws or any agreement or other instrument identified on a schedule furnished to such counsel by the Company (which the Company shall have certified constitutes a list of all material agreements except as would not have a Material Adverse Effect) and which is attached to such counsel's opinion;

                  (xiii) the Company is not an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended; and

                  (xiv) the Registration Statement and the Prospectus and any supplement or amendment thereto, comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder, except that in each case such counsel need express no opinion with respect to the financial statements or other financial or statistical data contained in the Registration Statement or the Prospectus, and such counsel has no reason to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus and any supplement or amendment thereto contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case such counsel need express no belief with respect to the financial statements or other financial or statistical data contained in the Registration Statement or the Prospectus.

                  In giving such opinion with respect to the matters covered by clause (xiv) such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                  The opinion of Simpson Thatcher & Bartlett described in paragraph (f) above shall be rendered to you at the request of the Company and American Securities Partners, L.P. and ASP/CTB, L.P. and shall so state therein.

                  (g) You shall have received on the Closing Date an opinion, dated the Closing Date, of Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel for the Underwriters, as to the matters referred to in clauses (v), (vi) (but only with respect to the Company), (ix), (x) (but only with respect to the statements under the caption "Description of Capital Stock" and "Underwriting") and (xv) of the foregoing paragraph (e). In giving such opinion with respect to the matters covered by clause (xv) such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                  (h) You shall have received letters on and as of the Closing Date, in form and substance satisfactory to you, from Deloitte & Touche LLP, Price Waterhouse LLP, KPMG Peat Marwick LLP and Coopers & Lybrand N.V., independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus for each of the Company, the Company's predecessor, Butler and Fancom, respectively, substantially in the form and substance of the letters delivered to you by Deloitte & Touche LLP, Price Waterhouse LLP, KPMG Peat Marwick LLP and Coopers & Lybrand N.V. on the date of this Agreement.

                  (i) The Sellers shall have delivered to you the agreements specified in Section 2 hereof.

                  (j) The Acquisitions shall have been consummated prior to the issuance and sale of the Firm Shares hereunder substantially on the terms set forth in the Prospectus and the Company or its subsidiaries shall own all or substantially all of the assets of the Grain Division and the entire equity interest in Fancom.

                  (k) The Exchange and the Redemption shall have been consummated prior to or contemporaneously with the issuance and sale of the Firm Shares hereunder.

                  (l) The New Credit Agreement (as defined in the Prospectus) shall have been entered into and all amounts outstanding under the Existing Credit Agreement (as defined in the Prospectus) shall have been repaid.

                  (m) The Company, CTB and the Selling Stockholders shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by them at or prior to the Closing Date.

                  The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

                  10. Effective Date of Agreement and Termination. This Agreement shall become effective upon the later of (i) execution of this Agreement and (ii) when notification of the effectiveness of the Registration Statement has been released by the Commission.

                  This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Sellers if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole, or the earnings, affairs, or business prospects of the Company or any of its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices for securities on any such exchange or Nasdaq National Market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company or any of its subsidiaries, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

                  If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date or on an Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares or Additional Shares, as the case may be, and the aggregate number of Firm Shares or Additional Shares, as the case may be, with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

                  11. Agreements of the Selling Stockholders. Each Selling Stockholder severally agrees with you and the Company:

                  (a) To pay or to cause to be paid all transfer taxes, if any, with respect to the Shares to be sold by such Selling Stockholder; and

                  (b) To take all reasonable actions in cooperation with the Company and the underwriters to cause the Registration Statement to become effective at the earliest possible time, to do and perform all things to be doe and performed under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

                  12. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company or CTB, to Chore-Time Brock, Inc., State Road 15 North, P.O. Box 2000, Milford, In 46542-2000, (b) if to the Selling Stockholders, to [Name of Attorney-in-fact c/o address of Attorney-in-fact], and (c) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

                  The respective indemnities, contribution agreements, representations, warranties and other statements of the Company or CTB and their respective officers and directors, the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Company or CTB and their respective officers and directors, the Selling Stockholders, or any controlling person of any of them, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

                  If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company, CTB or the Selling Stockholders to comply with the terms or to fulfill any of the conditions of this Agreement, the Sellers agree to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

                  Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, CTB, the Selling Stockholders, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

                  This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State, without reference to the rules covering the conflicts of laws.

                  This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                  Please confirm that the foregoing correctly sets forth the agreement between the Company, CTB, the Selling Stockholders and the several Underwriters.

                                   Very truly yours,

                                   CTB INTERNATIONAL CORP.


                                   By:
                                      ----------------------------------------
                                     Title:

                                   CTB, INC.


                                   By:
                                      ----------------------------------------
                                     Title:

                                   THE SELLING STOCKHOLDERS NAMED
                                     IN SCHEDULE II HERETO


                                   By:
                                      ----------------------------------------
                                      Attorney-in-fact


DONALDSON, LUFKIN & JENRETTE
    SECURITIES CORPORATION
GEORGE K. BAUM & COMPANY
CHASE SECURITIES INC.
Acting severally on behalf of
    themselves and the several
    Underwriters named in
    Schedule I hereto

By:  DONALDSON, LUFKIN & JENRETTE
       SECURITIES CORPORATION

      By:
         -------------------------------

                                   SCHEDULE I



                                                        Number of
                                                       Firm Shares
         Underwriters                                to be Purchased
         ------------                                ---------------
Donaldson, Lufkin & Jenrette
  Securities Corporation

George K. Baum & Company

Chase Securities Inc.

                                   SCHEDULE II

                              Selling Stockholders



                                                        Number of
                                                       Firm Shares
         Name                                           Being Sold
         ----                                          -----------

American Securities Partners, L.P.
ASP/CTB, L.P.
J. Christopher Chocola
Caryl Chocola

                                     ANNEX I

                          Required Stockholder Lock-ups


American Securities Partners, L.P.
ASP/CTB, L.P.
American Securities Partners GP (Management) Corp.
ASP/CTB G.P. Corp.
J. Christopher Chocola
Caryl M. Chocola
Roger W. Townsend
Don J. Steinhilber
Mark A. Lantz
Michael G. Fisch
Charles D. Klein
John L. Haugh, Jr.
Dennis C. Manning
Michael J. Kissane
Mark Kleinsmith
Brian Dawes
Steve E. Bryant
Peter M. Smith
Billy Sue Bodley
James Coble
Jan H.M. Cremers
H.H.W. Gootzen
Richard A. Van Puffelen